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                              EMPLOYMENT AGREEMENT

This Employment Agreement (this "AGREEMENT") is made as of August 3, 2000 by CYNET, INC., a Texas corporation (the "EMPLOYER"), and JOHN P. TOLLEFSEN, an individual resident of the State of Texas (the "EXECUTIVE").

                                  INTRODUCTION

         Employer, directly or through one or more subsidiaries, is engaged in the business of providing convergent messaging, web development and design, wireless and other related services. The Employer desires to employ the Executive, and the Executive wishes to accept such employment, upon the terms and conditions set forth in this Agreement.

                  The parties, intending to be legally bound, agree as follows:

         Section 1. DEFINITIONS. For the purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1.

         1.1 "AFFILIATE" OR "AFFILIATES" -- any Person that, directly or indirectly, controls, or is controlled by or under common control with, the Employer, including the Employer. For the purposes of this definition, "CONTROL" (including the terms "CONTROLLED BY," AND " UNDER COMMON CONTROL WITH") means the power to direct or cause the direction of the management and policies of any Person, directly or indirectly, through ownership of voting securities, by contract, or otherwise.

         1.2 "AGREEMENT" - this Employment Agreement, as amended from time to time.

         1.3 "BASIC COMPENSATION" -- Salary and Benefits.

         1.4 "BENEFITS" -- as defined in Section 3. 1 (c).

         1.5 "BOARD OF DIRECTORS" -- the board of directors of the Employer.

         1.6 "CONFIDENTIAL INFORMATION " -- any and all:

                           (a) trade secrets concerning the business and affairs
                  of Employer or any Affiliate, product specifications, data, know-how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, past, current, and planned research and development, current and planned manufacturing or distribution methods and processes, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, data bases, computer software and programs (including object code and source code), computer software and database technologies, systems, structures, and architectures (and related formulae, compositions, processes,

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                  improvements, devices, know-how, inventions, discoveries,
                  concepts, ideas, designs, methods and information), and any other information, however documented, that is a trade secret within the meaning of the common law of the State of Texas, and

                           (b) information concerning the business and affairs
                  of Employer or any Affiliate (which includes historical financial statements, financial projections and budgets, historical and projected sales, marketing and customer data, capital spending budgets, acquisition prospects and plans, the names and backgrounds of key personnel, personnel training and techniques and materials), however documented; and

                           (c) notes, analysis, compilations, studies,
                  summaries, and other material prepared by or for any Affiliate containing or based, in whole or in part, on any information included in the foregoing.

         1.7 "DISABILITY" -- as defined in Section 5.2.

         1.8 "EFFECTIVE DATE" -- the date stated in the first paragraph of the Agreement.

         1.9 "EMPLOYEE INVENTION" -- any idea, invention, technique, modification, process, or improvement (whether patentable or not), any industrial design (whether registerable or not), any mask work, however fixed or encoded, that is suitable to be fixed, embedded or programmed in a semiconductor product (whether recordable or not), and any work of authorship (whether or not copyright protection may be obtained for it) created, conceived, or developed by the Executive, either solely or in conjunction with others, during the Employment Period, or a period that includes a portion of the Employment Period, that relates in any way to, or is useful in any manner in, the business then being conducted or proposed to be conducted by the Employer or the Affiliates, and any such item created by the Executive, either solely or in conjunction with others, following termination of the Executive's employment with the Employer, that is based upon or uses Confidential Information.

         1.10 "EMPLOYMENT PERIOD" -- the term of the Executive's employment under this Agreement.

         1.11 "FISCAL YEAR" -- the Employer's fiscal year, as it exists on the Effective Date or as changed from time to time.

         1.12 "FOR CAUSE" -- as defined in Section 5.3.

         1.13 "INCENTIVE COMPENSATION" -- as defined in Section 3.2.

         1.14 "OPTION PLAN" -- the CYNET, Inc. Stock Incentive Option Plan.

         1.15 "NONINCENTIVE COMPENSATION" -- as defined in Section 3.3.


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         1.16 "PERSON" -- any individual, general or limited partnership, joint venture, corporation (including any non-profit corporation), limited liability company, bank, estate, trust, association, entity, unincorporated organization, or government body.

         1.17 "POST-EMPLOYMENT PERIOD" -- as defined in Section 7.2.

         1.18 "PROPRIETARY ITEMS" -- as defined in Section 6.2(a)(iv).

         1.19 "SALARY" -- as defined in Section 3.1(a).

         1.20 "GUARANTEED FIRST YEAR BONUS" -- as defined in Section 3.1(b).

         Section 2.  EMPLOYMENT TERM AND DUTIES.

         2.1 EMPLOYMENT. The Employer hereby employs the Executive, and the Executive hereby accepts employment by the Employer, upon the terms and conditions set forth in this Agreement.

         2.2 TERM. Subject to the provisions of Section 5, the term of the Executive's employment under this Agreement will be one (1) year, beginning on the Effective Date and ending on the third anniversary of the Effective Date. Thereafter, the term may continue at will upon the mutual agreement of the Executive and the Employer.

         2.3 DUTIES. The Executive will have such duties as are assigned or delegated to the Executive by the Chairman, President or Executive Vice President of the Company (which duties shall be of a senior management or executive level) and will initially serve as Vice President, Chief Technical Officer. The Executive will devote substantially all of his entire business time, attention, skill, and energy exclusively to the business of the Employer, will use his best efforts to promote the success of the Employer's business, and will cooperate fully with the Senior Management and Board of Directors in the advancement of the best interests of the Employer. For the Executive's service as a director of the Employer or officer of any of its Affiliates, the Executive will fulfill his duties as such director or officer without additional compensation.

         Section 3. COMPENSATION.

         3.1 BASIC COMPENSATION.

                           (a) SALARY. The Executive will be paid an annual
                  salary of $175,000.00, subject to adjustment as provided below (the "SALARY"), which will be payable in equal periodic installments according to the Employer's customary payroll practices, but no less frequently than monthly. The Salary will be reviewed by the Board of Directors not less frequently than annually, and may be adjusted upward or downward in the sole discretion of the Board of Directors, but in no event will the Salary be less than $175,000.00 per year.


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                           (b) GUARANTEED FIRST YEAR BONUS. In order to induce
                  the Executive to accept employment with the Employer, the Employer agrees to pay the Executive a bonus of $100,000.00 ("GUARANTEED FIRST YEAR BONUS"). Subject to the Executive's employment by the Employer, such bonus shall be paid to the Executive $50,000.00 upon signing of this Agreement; $25,000.00 on or about February 5, 2001 and $25,000.00 on the first anniversary of the execution of this Agreement, unless Executive, at his sole discretion, grants Employer an extension of time to pay the Guaranteed First Year Bonus. Any additional bonus to be paid to the Executive by the Employer after completion of the one-year term of this Agreement is to be determined by the Compensation Committee of the Board, based on corporate performance, such bonus not to be less than $50,000.00.

                           (c) BENEFITS. The Executive will, during the
                  Employment Period, be permitted to participate in such pension, profit sharing, bonus, life insurance, hospitalization, major medical, and other employee benefit plans of the Employer that may be in effect from time to time, to the extent the Executive is eligible under the terms of those plans (collectively, the "BENEFITS").

         3.2 INCENTIVE COMPENSATION. As additional compensation (the "INCENTIVE COMPENSATION"), for the services to be rendered by the Executive pursuant to this Agreement, the Executive will be entitled to receive such Incentive Compensation as may be determined by the Board of Directors.

         3.3 NONINCENTIVE COMPENSATION. As additional compensation (the "NONINCENTIVE COMPENSATION") for the services to be rendered by the Executive pursuant to this Agreement, the Executive shall be granted an incentive stock option to purchase 650,000 shares of Class A Common Stock, at an exercise price per share based on the Market Price of such stock on the date of execution of this Agreement, under the Option Plan. Employer shall cause to be issued a Stock Option Agreement reflecting the date of grant as August 3, 2000. The options associated with this grant shall vest ratably over a three (3) year period as follows: 25% vesting upon signing of the contract; 25% vesting at the end of year 1; 25% vesting at the end of year 2; and 25% vesting at the end of year 3.

         3.4 OTHER COMPENSATION. As additional compensation for the services to be rendered by the Executive pursuant to this Agreement, the Executive shall be entitled to a car allowance of $600.00 per month.

         3.5 VACATIONS AND HOLIDAYS. The Executive will be entitled to paid vacation each Fiscal Year in accordance with the vacation policies of the Employer in effect for its executive officers from time to time which vacation shall not be less than three (3) weeks. Vacation must be taken by the Executive at such time or times as approved by the Chairman of the Board of Directors, President or Executive Vice President. The Executive will also be entitled to the paid holidays and other paid leave set forth in the Employer's policies. Vacation days and holidays during any Fiscal Year that are not used by the Executive during such Fiscal Year may not be


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used in any subsequent Fiscal Year without prior written approval of the Chief
Executive Officer, but Executive shall be paid at the end of each Fiscal Year for any vacation days which Executive was unable to use as a result of a request for approval of a vacation having been denied by the Chairman of the Board of Directors, President or Executive Vice President.

         Section 4.  FACILITIES AND EXPENSES.

         Section 4.1 FACILITIES AND EXPENSES. The Employer will furnish the Executive office space, equipment, supplies, and such other facilities and personnel as the Employer deems necessary or appropriate for the performance of the Executive's duties under this Agreement and as are commensurate, with Executive's duties under Section 2.3. The Employer will pay the Executive's dues in such professional societies and organizations as the Chairman of the Board of Directors of the Employer deems appropriate, and will pay on behalf of the Executive (or reimburse the Executive for) reasonable expenses incurred by the Executive at the request of, or on behalf of, the Employer in the performance of the Executive's duties pursuant to this Agreement, and in accordance with the Employees employment policies, including reasonable expenses incurred by the Executive in attending conventions, seminars, and other business meetings, in appropriate business entertainment activities, and for promotional expenses. The Executive must file expense reports with respect to such expenses in accordance with the Employer's policies.

         Section 5. TERMINATION.

         5.1 EVENTS OF TERMINATION. The Employment Period, the Executive's Basic Compensation, Incentive Compensation, Nonincentive Compensation, and any and all other rights of the Executive under this Agreement or otherwise as an employee of the Employer will terminate (except as otherwise provided in this Section 5).

                           (a) upon the death of the Executive;

                           (b) upon the Disability of the Executive (as defined
                  in Section 5.2) immediately upon notice from either party to the other;

                           (c) for cause (as defined in Section 5.3),
                  immediately upon notice from the Employer to the Executive, or at such later time as such notice may specify, or

                           (d) upon Executive's voluntary termination of
                  employment, which termination shall be effective thirty (30) days after Employer's receipt of Executive's written resignation.

         5.2 DISABILITY For purposes of this Section 5, the Executive will be deemed to have a "DISABILITY", if, for physical or mental reasons, the Executive is unable to perform the Executive's duties under this Agreement for 120 consecutive days, or 180 days during any twelve month period, as determined in accordance with this Section 5.2. The Disability of the


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Executive will be determined by a medical doctor selected by written agreement of the Employer and the Executive upon the request of either party no notice to the other. If the Employer and Executive cannot agree on the selection of a medical doctor then the two medical doctors will select a third medical doctor who will determine whether the Executive has a Disability. The determination of the medical doctor selected under this Section 5.2 will be binding on both parties. The Executive must submit to a reasonable number of examinations by the medical doctor making the determination of Disability under this Section 5.2, and the Executive hereby authorizes the disclosure and release to the Employer of such determination and all supporting medical records. If the Executive is not legally competent, the Executive's legal guardian or duly authorized attorney-in-fact will act on behalf of the Executive, under this Section 5.2, for the purposes of submitting the Executive to the examinations, and providing the authorization of disclosure, required under this Section 5.2.

         5.3 FOR CAUSE. For purposes of Section 5.1, the phrase "FOR CAUSE" means (a) the Executive's breach of a material provision of this Agreement, which breach is not substantially cured within thirty (30) days after receipt of written notice thereof from Employer; (b) the Executive's repeated failure to adhere to any written Employer policy and Executive's failure to cure such noncompliance within thirty (30) days after receipt of written notice hereof from Employer; (c) the appropriation (or attempted appropriation) of a material business opportunity of the Employer, including attempting to secure or securing any personal profit in connection with any transaction entered into on behalf of the Employer; (d) the misappropriation (or attempted misappropriation) of any of the Employer's funds or property; or (e) the conviction of, the indictment for (or its procedural equivalent), or the entering of a guilty plea or plea or no contest with respect to, a felony or the equivalent thereof.

         5.4 TERMINATION PAY. Effective upon the termination of this Agreement, the Employer will be obligated to pay the Executive (or, in the event of his death, his designated beneficiary as defined below) only such compensation as is provided in this Section 5.4, and in lieu of all other amounts and in settlement and complete release of all claims the Executive may have against the Employer under this Agreement. For purposes of this Section 5.4, the Executive's designated beneficiary will be such individual beneficiary or trust, located at such address, as the Executive may designate by notice to the Employer from time to time or, if the Executive fails to give notice to the Employer of such a beneficiary, the Executive's estate. Notwithstanding the preceding sentence, the Employer will have no duty, in any circumstances, to attempt to open an estate on behalf of the Executive, to determine whether any beneficiary designated by the Executive is alive or to ascertain the address of any such beneficiary, to determine the existence of any trust, to determine whether any person or entity purporting to act as the Executive's personal representative (or the trustee of a trust established by the Executive) is duty authorized to act in that capacity, or to locate or attempt to locate any beneficiary, personal representative, or trustee.

                           (a) TERMINATION BY THE EMPLOYER FOR CAUSE. If the
                  Employer terminates this Agreement for Cause, the Executive will be entitled to receive his Salary or Benefits through the date such termination is effective and the vested portion of any Incentive Compensation and any Nonincentive Compensation.


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                           (b) TERMINATION AND DISABILITY. If this Agreement is
                  terminated by either party as a result of the Executive's Disability, as determined under Section 5.2, the Employer will pay the Executive his Salary and Benefits through the remainder of the calendar month during which such termination is effective and for the lesser of (i) six consecutive months thereafter, or (ii) the period until Disability insurance benefits commence under the Disability insurance coverage, if any, furnished by the Employer to the Executive. The Executive shall be entitled to the vested portions of his Incentive Compensation and Nonincentive Compensation and to a pro rata portion of his Incentive Compensation and Nonincentive Compensation for the year during which such Disability occurs, but shall not be entitled to any other Incentive Compensation or Nonincentive Compensation. Executive shall be entitled to continue to participate in Employer's group health insurance (if such participation is permitted by the insurance company providing such insurance coverage) after Disability occurs, provided Executive reimburses Employer for the costs of such coverage, Executive shall also be entitled to acquire from Employer any life insurance policy in effect on Executive's life at the date of Disability, provided Executive reimburses Employer the cash surrender value, if any, accumulated in such life insurance policy and assumes the obligation to make payments to maintain such insurance policy in effect.

                           (c) TERMINATION UPON DEATH. If this Agreement is
                  terminated because of the Executive's death, the Executive will be entitled to receive his Salary and Benefits through the end of the calendar month in which his death occurs. The Executive shall be entitled to receive the vested portions of his Incentive Compensation and Nonincentive Compensation and to a pro rata portion of his Incentive Compensation and Nonincentive Compensation for the year during which the Executive's death occurs, but shall not be entitled to any other Incentive Compensation or Nonincentive Compensation for any subsequent year. Executive's family shall be entitled to continue to participate in Employer's group health insurance (if such participation is permitted by the insurance company providing such insurance coverage) after Executive's occurs, provided Executive's family reimburses Employer for the costs of such coverage.

                           (d) TERMINATION UPON RESIGNATION. If this Agreement
                  is terminated because of the voluntary resignation of the Executive hereunder, the Executive shall be entitled to receive his Salary and Benefits through the effective date of his termination and any vested portions of his Incentive Compensation or Nonincentive Compensation. The Executive shall not be entitled to any other Incentive Compensation or to any other Nonincentive Compensation.

                           (e) TERMINATION BY THE EMPLOYER NOT FOR CAUSE. If the
                  Employer terminates this Agreement not for cause, the Executive, at the option of the Executive, will be entitled to either: (i) receive all of the compensation and


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                  Benefits provided by Section 3. 1, and the Incentive
                  Compensation provided by Section 3.2 and the Nonincentive Compensation provided by Section 3.3 for the remainder of the Employment Term, and the Executive shall be subject to the provisions of Section 7.2 hereof, or (ii) the Executive shall be entitled to receive all of the compensation and Benefits provided by Section 3.1 and the vested portions of any Incentive Compensation provided by Section 3.2 and Nonincentive Compensation provided by Section 3.3 through the end of the calendar month in which such termination occurs, and the Executive shall not be subject to the provisions of
                  Section 7.2.

                           (f) BENEFITS. The Executive's accrual of, or
                  participation in plans providing for, the Benefits will cease at the effective date of the termination of this Agreement, and the Executive will be entitled to accrued Benefits pursuant to such plans only as provided in such plans. The Executive will not receive, as part of his termination pay pursuant to this Section 5, any payment or other compensation for any holiday, sick leave, or other leave unused on the date the notice of termination is given under this Agreement.

         5.5 TERMINATION BY EXECUTIVE. This Agreement may be terminated by Executive, by written notice to Employer, in the event of the Employer's breach of a material provision of this Agreement, which breach is not substantially cured within thirty (30) days after Employer's receipt of written notice thereof from Executive, If this Agreement is terminated by Executive as a result of Employer's breach, Executive shall not be subject to the provisions of Section
7.2 hereof.

         5.6      [Intentionally omitted.]

         Section 6. NON-DISCLOSURE COVENANT; EMPLOYEE INVENTIONS.

         6.1 ACKNOWLEDGMENTS BY THE EXECUTIVE. The Executive acknowledges that during the Employment Period and as a part of his employment, the Executive will be afforded access to Confidential Information; public disclosure of such Confidential Information could have an adverse effect on the Employer and its business; because the Executive possesses substantial technical expertise and skill with respect to the Employer's business, the Employer desires to obtain exclusive ownership of each Employee Invention, and the Employer will be at a substantial competitive disadvantage if it fails to acquire exclusive ownership of each Employee Invention; and the provisions of this Section 6 are reasonable and necessary to prevent the improper use or disclosure of Confidential Information and to provide the Employer with exclusive ownership of all Employee Inventions.

         6.2 AGREEMENTS OF THE EXECUTIVE. In consideration of the compensation and benefits to be paid or provided to the Executive by the Employer under this Agreement, the Executive covenants as follows:

                           (a) CONFIDENTIALITY.


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                                    (i) During and for a period of two (2) years
                           following the Employment Period, the Executive will hold in confidence the Confidential Information and will not disclose it to any person except with the specific prior written consent of the Employer or except as otherwise expressly permitted by the terms of this Agreement.

                                    (ii) Any trade secrets of any Affiliate will
                           be entitled to all of the protections and benefits under the common law of the State of Texas and any other applicable law. If any information that the Employer deems to be a trade secret is found by a court of competent jurisdiction not to be a trade secret for purposes of this Agreement, such information will, nevertheless, be considered Confidential Information for purposes of this Agreement. The Executive hereby waives any requirement that the Employer submit proof of the economic value of any trade secret or post a bond or other security.

                                    (iii) None of the foregoing obligations and
                           restrictions applies to any part of the Confidential Information that the Executive demonstrates either
                           (x) was known by Executive prior to the date of his employment by the Employer, (y) was or became generally available to the public other than as a result of a disclosure by the Executive, or (z) was made known to Executive on a nonconfidential basis from a source other than Employer or its representatives or agents, provided that such source is not bound by a confidentiality agreement with, or other obligation of secrecy to, Employer or another party.

                                    (iv) The Executive will not remove from the
                           premises of the Employer or any Affiliate (except to the extent such removal is for purposes of the performance of the Executive's duties at home or while traveling, or except as otherwise specifically authorized by the Employer or such Affiliate) any document, record, notebook, plan, model, component, device, or computer software or code, whether embodied in a disk or in any other form (collectively, the "PROPRIETARY ITEMS"). The Executive recognizes that, as between the Employer or any Affiliate and the Executive, all of the Proprietary Items, whether or not developed by the Executive, are the exclusive property of the Employer or the Affiliates. Upon termination of this Agreement by either party, or upon the request of the Employer or any Affiliate during the Employment Period, the Executive will return to the Employer or the Affiliates all of the Proprietary Items in the Executive's possession or subject to the Executive's control, and the Executive shall not retain any copies, abstracts, sketches, or other physical embodiment of any of the Proprietary Items.


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                           (b) EMPLOYEE INVENTIONS. Each Executive Invention
                  will belong exclusively to the Employer. The Executive acknowledges that all of the Executive's writing, works of authorship, specially commissioned works, and other Employee Inventions are works made for hire and the property of the Employer, including any copyrights, patents, or other intellectual property rights pertaining thereto. If it is determined that any such works are not works made for hire, the Executive hereby assigns to the Employer all of the Executive's right, title, and interest, including all rights of copyright, patent, and other intellectual property tights, to or in such Employee Inventions. The Executive covenants that he will promptly:

                                    (i) disclose to the Employer in writing any
                           Employee Invention,

                                    (ii) assign to the Employer or to a party
                           designated by the Employer, at the Employer's request and without additional compensation, all of the Executive's right to the Employee Invention for the United States and all foreign jurisdictions,

                                    (iii) execute and deliver to the Employer
                           such applications, assignments, and other documents as the Employer may request in order to apply for and obtain patents or other registrations with respect to any Employee Invention in the United States and any foreign jurisdictions;

                                    (iv) sign all other papers necessary to
                           carry out the above obligations, and

                                    (v) give testimony and render any other
                           assistance in support of the Employer's rights to any Employee Invention.

         6.3 DISPUTES OR CONTROVERSIES. The Executive recognizes that should a dispute or controversy arising from or relating to this Agreement be submitted for adjudication to any court, arbitration panel, or other third party, the preservation of the secrecy of Confidential Information may be jeopardized. All pleadings, documents, testimony, and records relating to any such adjudication will be maintained in secrecy and will be available for inspection by the Employer, the Executive, and their respective attorneys and experts, who will agree, in advance and in writing, to receive and maintain all such information in secrecy, except as may be limited by them in writing,

         Section 7. Non-competition and Non-Interference.

         7.1 ACKNOWLEDGEMENTS BY THE EXECUTIVE. The Executive acknowledges and agrees that the limitations set forth in this Section 7 are a necessary part of and ancillary to the Executive's agreement not to disclose Confidential Information, reasonable and do not impose a


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greater restraint on the activities of the Executive than is necessary to protect the business interest of the Employer, In the event that any such territorial, scope, or time limitation are deemed to be unreasonable by a court of competent jurisdiction, the Executive agrees to the reduction of the territorial, scope or time limitation to the area, scope or time which such court shall have deemed reasonable.

         7.2 COVENANTS OF THE EXECUTIVE. In consideration of the acknowledgments by the Executive, and in consideration of the compensation and benefits to be paid or provided to the Executive by the Employer in the event this Agreement is terminated pursuant to Section 5.4(a), 5.4(d) or 5.4(e)(i), the Executive covenants that he will not, directly or indirectly:





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                           (d) at any time during or after the Employment
                  Period, disparage the Employer or any of its shareholders, directors, officers, employees, or agents.

         For purposes of this Section 7.2, the term 'POST-EMPLOYMENT PERIOD" means the two-year period beginning on the date of termination of the Executive's employment with the Employer.

         If any covenant in this Section 7.2 is held to be unreasonable, arbitrary, or against public policy, such covenant will be considered to be divisible with respect to scope, time, and geographic area, and such lesser scope, time, or geographic area, or all of them, as a court of competent jurisdiction may determine to be reasonable, not arbitrary, and not against public policy, will be effective, binding, and enforceable against the Executive.

         The Executive will, while the covenant under this Section 7.2 is in effect, give notice to the Employer, within ten days after accepting any other employment, of the identity of the Executive's new employer. The Employer may notify such new employer that the Executive is bound by this Agreement.

         Notwithstanding the foregoing to the contrary, the Executive will not be subject to any covenant under this Section 7.2 in the event:

                                    (i) the term of the Executive's employment
                           under this Agreement is not renewed pursuant to
                           Section 2.2; or

                                    (ii) Employer voluntarily files a bankruptcy
                           or insolvency proceeding (or an involuntary bankruptcy or insolvency proceeding is filed against Employer, which proceeding has not been dismissed within ninety (90) days from the filing thereof).

Section 8. General Provisions.

         8.1 REMEDIES FOR BREACH. The Executive acknowledges that the injury that would be suffered by the Employer as a result of a breach of the provisions of this Agreement (including any provision of Sections 6 and 7) would be irreparable and that an award of monetary damages to the Employer for such a breach would be an inadequate remedy. Consequently, the Employer will have the right, in addition to any other rights it may have, to obtain injunctive relief to restrain any breach or threatened breach or otherwise to specifically enforce any provision of this Agreement, and the Employer will not be obligated to post bond or other security in seeking such relief Any such remedy shall be in addition to any damages which the Employer may be legally entitled to recover as a result of any breach by the Employee of any provision of this Agreement. The Employer may pursue any of the remedies described in this Section 8 concurrently or consecutively and in any order as to such breach or violation, and the pursuit of any one of such remedies at any time will not be deemed an election of remedies or a waiver of the right to pursue any other available remedy.


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

         8.2 ESSENTIAL AND INDEPENDENT COVENANTS. The covenants by the Executive in Sections 6 and 7 are essential elements of this Agreement supported by the payment of $1 0. 00 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Executive, and without the Executive's agreement to comply with such covenants, the Employer would not have entered into this Agreement or employed or continued the employment of the Executive. The Employer and the Executive have independently consulted their respective counsel and have been advised in all respects concerning the reasonableness and propriety of such covenants, with specific regard to the nature of the business conducted by the Employer.

         8.3 REPRESENTATIONS AND WARRANTIES BY THE EXECUTIVE. The Executive represents and warrants to the Employer that the execution and delivery by the Executive of this Agreement do not, and the performance by the Executive of the Executive's obligations hereunder will not, with or without the giving of notice or the passage of time, or both: violate any judgment, writ, injunction, or order of any court, arbitrator, or governmental agency applicable to the Executive; or conflict with, result in the breach of any provisions of or the termination of, or constitute a default under, any agreement to which the Executive is a party or by which the Executive is or may be bound. The Executive further represents and warrants to the Employer that no agreements or understandings, whether written or oral, are currently in force and effect between the Executive and the Employer, or any other Person concerning the subject matter of this Agreement.

         8.4 OBLIGATIONS CONTINGENT ON PERFORMANCE. The obligations of the Employer hereunder, including its obligation to pay the compensation provided for herein, are contingent upon the Executive's performance of the Executive's obligations hereunder.

         8.5 WAIVER. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by either party in exercising any right, power, or privilege under this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such tight, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, no claim or right arising out of this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement.

         8.6 NOTICES. All notices pertaining to this Agreement must be in writing, must be sent to the addressee at the address set forth in this Section, or at such other address as the addressee has designated by a notice given in the manner set forth in this Section, and must be sent by telegram, telex, facsimile, electronic mail, courier, or prepaid, certified U.S. Mail. Notices will be deemed given when received, if sent by telegram, telex, electronic mail or facsimile and if received between the hours of 8:00 a.m. and 5:00 p.m., local time of the destination address, on a


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

business day (with confirmation of completed transmission sufficing as prima facie evidence of receipt of a notice sent by telex, telecopy, electronic mail, or facsimile), and when delivered and receipted for (or when attempted delivery is refused at the address where sent) if sent by courier or by certified U.S. Mail. Notices sent by telegram, telex, electronic mail, or facsimile and received between 12:01 a.m. and 7:59 a.m., local time of the destination address, on a business day will be deemed given at 8:00 a.m., on that same day. Notices sent by telegram, telex, electronic mail, or facsimile and received at a time other than between the hours of 12:01 a.m. and 5:00 p.m., local time of the destination address, on a business day will be deemed given at 8:00 a.m. on the next following business day after the day of receipt. The addresses for notice are as follows:

If to Employer:            CYNET, Inc.
                           12777 Jones Road, Suite 400 Houston, Texas 77070
                           Attention- General Counsel
                           Facsimile No.: (281) 894-7952

With a copy to:            Chamberlain, Hrdlicka, White, Williams & Martin
                           1200 Smith Street, Suite 1400 Houston, Texas 77002
                           Attention: Mr. James J. Spring, III
                           Facsimile No.: (713) 658-2553
         and

If to the Executive:       John P. Tollefsen

                           Pearland, Texas

         8.7 BINDING EFFECT; DELEGATION OF DUTIES PROHIBITED. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors, assigns, heirs, and legal representatives, including any entity with which the Employer may merge or consolidate or to which all or substantially all of its assets may be transferred. The duties and covenants of the Executive under this Agreement, being personal, may not be delegated.

         8.8 INTERPRETATION. Whenever possible, each provision of this Agreement shall be determination that any interpreted in such manner as to be effective and valid under applicable law. A provision of this Agreement is unenforceable or invalid shall not affect the enforceability or validity of any other provision.

         8.9 HEADINGS. The section headings appearing in this Agreement have been inserted for convenience only and shall be given no substantive meaning or significance whatever in construing the terms and provisions of this Agreement.

         8.10 ENTIRE AGREEMENT. This Agreement constitutes the final and entire agreement and understanding between the parties to this Agreement concerning the subject matter of this Agreement, and this Agreement supersedes and replaces all prior agreements and understandings, whether written or oral, between such parties concerning the subject matter of this Agreement. No alleged representation, warranty, promise, inducement, or statement of intention not expressly set forth in this Agreement is binding on any party to this Agreement.

         8.11 ACKNOWLEDGMENT AND RELEASE BY THE EXECUTIVE. By his execution of this Agreement, the Executive acknowledges that this Agreement supersedes and replaces all other agreements and understandings, whether written or oral, between the Executive and any other Person concerning the subject matter of this Agreement. In consideration for the rights and obligations arising under this Agreement, the Executive hereby voluntarily, knowingly, fully, finally, completely, and forever releases, relinquishes, and forever discharges the Employer and its Affiliates, their officers, directors, employees, and agents, from any and all claims, actions, demands, and causes of action of whatever kind or character, whether known or unknown, joint or several, which the Executive might have or might claim to have against the Employer for any and all injuries, harm, damages, penalties, costs, losses, expenses, attorneys' fees, liabilities, or other detriments, if any, whatsoever and whenever incurred, suffered, or claimed by the Executive arising from any prior agreement or understanding, whether written or oral, between the Executive and the Employer, or any other Person concerning the subject matter of this Agreement,

         8.12 GOVERNING LAW. This Agreement will be governed by the laws of the State of Texas without regard to conflicts of laws principles.

         8.13 JURISDICTION. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against either of the parties in the courts of the State of Texas, County of Harris, or, if it has or can acquire jurisdiction, in the United States District Court for the District of Texas, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on either party anywhere in the world.


         9.0 SALE. In the event of a sale of the Company prior to the completion of the vesting schedule all options vest one hundred percent (100%).

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                      EMPLOYER:

                              CYNET, INC.

                                   BY: /s/ VINCENT W. BEALE, SR.
                                       -------------------------------------
                                       VINCENT W. BEALE, SR., CHAIRMAN & CEO

                              EXECUTIVE:

                                   BY: /s/ JOHN P. TOLLEFSEN
                                       -------------------------------------
                                                JOHN P. TOLLEFSEN
















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